EXHIBIT 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: April 24, 2012

Ren Investment International Ltd.

By:	/s/ Shi Yang
Name: Shi Yang
Title: Sole Director

By:	/s/ Shi Yang
Name: Shi Yang